CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                               AVTR SYSTEMS, INC.

         AVTR Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: By the unanimous consent of the directors of the Corporation a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and seeking the consent of the majority of the stockholders of said corporation to adopt such amendment to the Certificate of Incorporation, pursuant to Sections 228 and 242 of the Delaware General Corporation Law. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that ARTICLE I of the Certificate of Incorporation be amended as follows:

                  The name of the Corporation is Independent Music Group, Inc.

         SECOND: that a majority of the Stockholders have given their written consent to the above amendments in lieu of a meeting in accordance with the provisions of Section 228 of the Delaware General Corporation Law;

         THIRD: that the aforesaid amendment shall be duly adopted in accordance with the applicable Section 242 and 228 of the Delaware General Corporation Law.

         FOURTH: that this amendment shall become effective upon its filing in the office of the Secretary of State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its President and Secretary, this 9th day of April, 1999.

                                               AVTR SYSTEMS, INC.


Attest: /s/ Corinne Salzman                    BY:  /s/ James Fallacaro
        ---------------------------                 -------------------------
         Corinne Salzman, Secretary                 James Fallacaro, President